UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 9, 2014
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho  83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.02.      Termination of a Material Definitive Agreement.

On May 9, May 12, and May 14, 2014, Micron Technology, Inc. (the “Company”) agreed with Morgan Stanley & Co. International plc, BNP Paribas and Société Générale (each a “Counterparty” and collectively, the “Counterparties”), respectively, to terminate and unwind certain capped call transactions by and between the Company and each Counterparty (such transactions, the “2011 Capped Calls”).  The Company entered into the 2011 Capped Calls in connection with the July 2011 offering of its 1.50% Convertible Senior Notes due 2031 (the “2031A Notes”) and 1.875% Convertible Senior Notes due 2031 (the “2031B Notes” and, together with the 2031A Notes, the “2031 Notes”) in order to reduce the potential dilution upon conversion of the 2031 Notes.  As a result of the termination and unwinding of the 2011 Capped Calls, the Company will receive approximately 3 million shares from the Counterparties.

Item 8.01.      Other Events.

Convertible Note Repurchases

On May 13, 2014, in privately-negotiated transactions, the Company agreed to repurchase approximately $39 million in aggregate principal amount of its 3.125% Convertible Senior Notes due 2032 (the “2032D Notes”) for approximately $111 million in cash, which amount includes accrued and unpaid interest on the repurchased 2032D Notes.  Following these repurchases, $374 million in aggregate principal amount of 2032D Notes remains outstanding.

On April 14 and 15, 2014, in privately-negotiated transactions, the Company agreed to repurchase approximately $60 million in aggregate principal amount of its 2.375% Convertible Senior Notes due 2032 (the “2032C Notes”) for approximately $142 million in cash, which amount includes accrued and unpaid interest on the repurchased 2032C Notes.  Following these repurchases, $390 million in aggregate principal amount of 2032C Notes remains outstanding.

The Company expects to record a charge in the third quarter of its fiscal 2014 of approximately $8 million associated with the repurchases of the 2032D and 2032C Notes.

10b5-1 Trading Plan

On May 11, 2014, Mercedes Johnson, a member of the Company’s Board of Directors, entered into a prearranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934.  Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock.  Ms. Johnson’s trading plan provides for the sale of up to 73,000 shares of the Company’s stock over a 12-month period beginning in July 2014.

This Current Report on Form 8-K contains forward-looking statements regarding the expected charge in the third quarter of fiscal 2014 related to the repurchase of the 2032D and 2032C Notes.  We wish to caution you that such statements are predictions and that actual events or results may differ materially.  We refer you to the documents the Company files on a consolidated basis from time to time with Securities and Exchange Commission, specifically the Company’s most recent Form 10-K and Form 10-Q.  These documents contain and identify important factors that could cause the actual results for the Company on a consolidated basis to differ materially from those contained in our projections or forward-looking statements.  These certain factors can be found at http://investors.micron.com/riskFactors.cfm.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of the presentation to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: May 15, 2014	By:	/s/ Ronald C. Foster
	Name:	Ronald C. Foster
	Title:	Vice President of Finance and
Chief Financial Officer